                                  Exhibit 99.1
                                  ------------

CONTACT:    Leonard Carr
            Sr. Vice President
            713-783-8200
            lcarr@tidelmail.com

FOR IMMEDIATE RELEASE

              TIDEL RENEWS SENIOR CREDIT LINE WITH JP MORGAN CHASE

HOUSTON,  Texas -- September 3, 2002 -- Tidel Technologies,  Inc. (Nasdaq: ATMS)
today announced that it had renewed its senior revolving credit facility with JP
Morgan Chase until December 30, 2002.  The other terms of the facility  remained unchanged.

Tidel Technologies, Inc. is a manufacturer of automated teller machines and cash security equipment  designed for specialty retail marketers.  To date, Tidel has sold more than 40,000  retail ATMs and 150,000  retail cash  controllers  in the
U.S. and 36 other countries. More information about the company and its products may be found on the company's web site at www.tidel.com.

"SAFE HARBOR" DISCLAIMER UNDER THE PRIVATE  SECURITIES  LITIGATION REFORM ACT OF
1995:  THIS  PRESS  RELEASE  CONTAINS  FORWARD-LOOKING   STATEMENTS,   INCLUDING
STATEMENTS AS TO ANTICIPATED OR EXPECTED RESULTS, BELIEFS,  OPINIONS, AND FUTURE
FINANCIAL  PERFORMANCE.  THE  FORWARD-LOOKING  STATEMENTS  ARE BASED ON  CURRENT
EXPECTATIONS AND ASSUMPTIONS AND INVOLVE RISKS AND UNCERTAINTIES  THAT MAY CAUSE
THE COMPANY'S  ACTUAL  EXPERIENCE TO DIFFER  MATERIALLY  FROM THAT  ANTICIPATED.
ESTIMATES  ARE  BASED ON  RELIABLE  INFORMATION  AND PAST  EXPERIENCE.  HOWEVER,
OPERATING  RESULTS ARE AFFECTED BY A WIDE VARIETY OF FACTORS,  MANY OF WHICH ARE
BEYOND THE CONTROL OF THE COMPANY.  FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THE
COMPANY'S  NON-COMPLIANCE  WITH  CERTAIN  PROVISIONS  OF  ITS  REVOLVING  CREDIT
FACILITY  AND  CONVERTIBLE  DEBENTURES;  THE  COMPANY'S  FINANCIAL  POSITION AND
WORKING CAPITAL AVAILABILITY; THE LEVELS OF ORDERS WHICH ARE RECEIVED AND CAN BE
SHIPPED IN A QUARTER;  CUSTOMER ORDER PATTERNS AND SEASONALITY;  COSTS OF LABOR,
RAW MATERIALS,  SUPPLIES AND EQUIPMENT;  TECHNOLOGICAL CHANGES;  COMPETITION AND
COMPETITIVE  PRESSURES ON PRICING;  CHANGES IN THE COMPANY'S  RELATIONSHIPS WITH
CUSTOMERS OR  SUPPLIERS;  ACCEPTANCE  OF THE  COMPANY'S  PRODUCT AND  TECHNOLOGY
INTRODUCTIONS  IN  THE   MARKETPLACE;   UNANTICIPATED   LITIGATION,   CLAIMS  OR
ASSESSMENTS;  THE  COMPANY'S  ABILITY TO REDUCE  COSTS AND  EXPENSES AND IMPROVE
INTERNAL OPERATING EFFICIENCIES;  THE ECONOMIC CONDITION OF THE ATM INDUSTRY AND
THE POSSIBILITY THAT IT IS A MATURE INDUSTRY; POSSIBLE DELISTING FROM THE NASDAQ
SMALLCAP  MARKET;  AND ECONOMIC  CONDITIONS IN THE UNITED STATES AND  WORLDWIDE.
ADDITIONALLY,  FACTORS  AND RISKS  AFFECTING  OPERATING  RESULTS  INCLUDE  THOSE
DESCRIBED IN THE COMPANY'S  REGISTRATION  STATEMENTS AND PERIODIC  REPORTS FILED
WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

                                      # # #